UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 20, 2006
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 20, 2006, Allergan, Inc. (“Allergan”) held a special meeting of stockholders. At the special meeting and upon the recommendation of the Allergan board of directors, Allergan’s stockholders approved an amendment to Allergan’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of Allergan’s common stock from 300,000,000 to 500,000,000. On September 20, 2006, Allergan filed a Certificate of Amendment of Restated Certificate of Incorporation of Allergan, Inc. (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, increasing the total number of authorized shares of Allergan’s common stock from 300,000,000 to 500,000,000.
The foregoing description of the Certificate of Amendment is qualified in its entirety by the terms of the Certificate of Amendment, which is filed as Exhibit 3.1 to and incorporated by reference in this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1 Certificate of Amendment of Restated Certificate of Incorporation of Allergan, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: September 20, 2006	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description of Exhibit
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Allergan, Inc.